EXHIBIT 14(a)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-14 (the "Registration Statement") of our report dated December 15, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Warburg, Pincus Fixed Income Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to our Firm in the Prospectus/Proxy Statement in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Two Commerce Square
Philadelphia, Pennsylvania
December 26, 2000